Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On January 13, 2021, New Fortress Energy Inc., a Delaware corporation ("NFE"), Hygo Energy Transition Ltd., a Bermuda exempted company (“Hygo”), Golar LNG Limited, a Bermuda exempted company (“GLNG”), Stonepeak Infrastructure Fund II Cayman (G) Ltd. (“Stonepeak”), and Lobos Acquisition Ltd., a Bermuda exempted company and an indirect, wholly-owned subsidiary of NFE (“Hygo Merger Sub”), entered into an Agreement and Plan of Merger (the “Hygo Merger Agreement”), pursuant to which Hygo Merger Sub will merge with and into Hygo (the “Hygo Merger”), with Hygo surviving the Hygo Merger as a wholly owned subsidiary of NFE. As of the date of the Hygo Merger Agreement, each of GLNG and Stonepeak owned 50% of the outstanding common shares, par value $1.00 per share, of Hygo (each, a “Hygo Common Share”), and Stonepeak owned all of Hygo’s outstanding redeemable preferred shares, par value $5.00 per share (each, a “Hygo Preferred Share”).

At the effective time of the Hygo Merger (the “Hygo Effective Time”), pursuant to the Hygo Merger Agreement: (i) GLNG will receive 18.6 million shares of Class A Common Stock, par value $0.01 per share, of NFE (“Common Stock”) and an aggregate of $50 million in cash and (ii) Stonepeak will receive 12.7 million shares of Common Stock and an aggregate of $530 million in cash.

On January 13, 2021, NFE entered into an Agreement and Plan of Merger (the “GMLP Merger Agreement” and together with the Hygo Merger Agreement, the “Merger Agreements”) with Golar LNG Partners LP, a Marshall Islands limited partnership (“GMLP”), Golar GP LLC, a Marshall Islands limited liability company and the general partner of GMLP (the “General Partner”), Lobos Acquisition LLC, a Marshall Islands limited liability company and an indirect subsidiary of NFE (“GMLP Merger Sub”), and NFE International Holdings Limited, a private limited company incorporated under the laws of England and Wales and an indirect subsidiary of NFE (“GP Buyer”), pursuant to which GMLP Merger Sub will merge with and into GMLP, with GMLP surviving the merger as an indirect subsidiary of NFE (the “GMLP Merger”, together with the Hygo Merger, the “Mergers”).

At the effective time of the GMLP Merger (the “GMLP Effective Time”), pursuant to the GMLP Merger Agreement, each common unit representing a limited partner interest in GMLP (each, a “Common Unit”) that is issued and outstanding as of immediately prior to the GMLP Effective Time will automatically be converted into the right to receive $3.55 in cash. Concurrently with the consummation of the GMLP Merger, GP Buyer will purchase from GLNG, and GLNG will transfer to GP Buyer, all of the outstanding membership interests of the General Partner pursuant to a Transfer Agreement dated as of January 13, 2021 for a purchase price of approximately $5 million, which is equivalent to $3.55 per general partner unit of GMLP. At the GMLP Effective Time, each of the incentive distribution rights of GMLP will be canceled and cease to exist, and no consideration shall be delivered in respect thereof. Each 8.75% Series A Cumulative Redeemable Preferred Unit of GMLP issued and outstanding immediately prior to the GMLP Effective Time will be unaffected by the GMLP Merger and will remain outstanding, and no consideration shall be delivered in respect thereof. Each outstanding unit representing a general partner interest of GMLP that is issued and outstanding immediately prior to the GMLP Effective Time will remain issued and outstanding immediately following the GMLP Effective Time.

The following unaudited pro forma condensed combined financial statements (which we refer to as the "pro forma financial statements") have been prepared from the respective historical consolidated financial statements of NFE, Hygo and GMLP, adjusted to give effect to the Mergers, which will be accounted for using the acquisition method of accounting with NFE identified as the acquiror. Under the acquisition method of accounting, NFE will record assets acquired and liabilities assumed from Hygo and GMLP at their respective acquisition date fair values. The unaudited pro forma condensed combined income statement for the year ended December 31, 2020 combine the historical consolidated income statements of NFE, Hygo and GMLP, giving effect to the Mergers as if they had been consummated on January 1, 2020. The unaudited pro forma condensed combined balance sheet combines the historical consolidated balance sheets of NFE, Hygo and GMLP as of December 31, 2020, giving effect to the Mergers as if they had been consummated on December 31, 2020. The pro forma financial statements contain certain reclassification adjustments to conform the historical Hygo and GMLP financial statement presentation to NFE’s financial statement presentation.

The pro forma financial statements are presented to reflect the Mergers and do not represent what NFE’s financial position or results of operations would have been had the Mergers occurred on the dates noted above, nor do they project the financial position or results of operations of the combined company following the Mergers. The pro forma adjustments are based on available information and certain assumptions that management believes are reasonable, as further described below. In the opinion of management, all adjustments necessary to present fairly the pro forma financial statements have been made.

The final determination of the fair value of Hygo’s and GMLP’s assets and liabilities will be based on the actual net tangible and intangible assets and liabilities of the companies that exist as of the closing dates of the Mergers and therefore cannot be made prior to the completion of the Mergers. In addition, the value of the consideration to be paid by NFE upon the consummation of the Hygo Merger will be determined based on the closing price of NFE common stock on the closing date of the Hygo Merger.

As a result of the foregoing, the pro forma adjustments are preliminary and subject to change as additional information becomes available and additional analysis is performed. The preliminary pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma financial statements presented below. Any increases or decreases in the fair value of assets acquired and liabilities assumed upon completion of the final valuation will result in adjustments to the pro forma balance sheet and if applicable, the pro forma income statements. The final purchase price allocation may be materially different than that reflected in the preliminary purchase price allocation presented herein.

NFE, Hygo and GMLP anticipate that certain non-recurring charges will be incurred in connection with the Mergers, the substantial majority of which consist of transaction costs related to financial advisors, legal services and professional accounting services. Any such charges could affect the future results of the post-acquisition company in the period in which such charges are incurred; however, these transaction costs are not expected to be incurred in any period beyond twelve months from the closing dates of the Mergers. Accordingly, the pro forma income statement for the year ended December 31, 2020 reflects the effects of these non-recurring transaction charges as the pro forma income statement has been prepared giving effect to the Mergers as if they had been consummated on January 1, 2020.

The pro forma financial statements have been developed from and should be read in conjunction with the following historical consolidated financial statements and related notes of NFE, Hygo and GMLP:

•	audited consolidated financial statements of NFE as of and for the year ended December 31, 2020 and the related notes included in NFE’s Annual Report on Form 10-K for the year ended December 31, 2020;

•	audited consolidated financial statements of Hygo as of and for the year ended December 31, 2020 and the related notes included in Exhibit 99.2 to this Current Report;

•	audited consolidated financial statements of GMLP as of and for the year ended December 31, 2020 and the related notes included in Exhibit 99.1 to this Current Report;

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of December 31, 2020
(in thousands of U.S. dollars)

				Transaction Accounting Adjustments
	Historical NFE	Historical Hygo as Adjusted (2(a))	Historical GMLP as Adjusted (2(b))	Acquisition Adjustments Hygo	FN	Acquisition Adjustments GMLP	FN	Financing Adjustments	FN	Pro Forma
Assets
Current assets
Cash and cash equivalents	$601,522	$48,777	$48,783	$(580,000)	4a	$(251,000)	4a	$198,000	4e	$361,387
						(5,099)	4a	1,467,065	4e
						(1,152,000)	4e
						(14,661)	4n
Restricted cash	12,814	37,830	55,547	-		(3,433)	4b	-		85,818
						(16,940)	4n
Receivables, net of allowances	76,544	19,239	36,392	-		(16,100)	4b	-		116,075
Inventory	22,860	-	1,719	-		-		-		24,579
Prepaid expenses and other current assets, net	48,270	3,750	4,380	-		(2,570)	4b	-		53,830
Total current assets	762,010	109,596	146,821	(580,000)		(1,461,803)		1,665,065		641,689

Restricted cash	15,000	32	129,838	-		(115,022)	4b	-		29,848
Construction in progress	234,037	-	-	72,190	4b	-		-		306,227
Property, plant and equipment, net	614,206	355,605	1,308,206	41,915	4b	(100,076)	4b	-		2,219,856
Right-of-use assets	141,347	-	102,534	-		(124,017)	4b	-		119,864
Intangible assets, net	46,102	-	41,295	-		15,305	4b	-		102,702
Finance leases, net	7,044	307,660	109,216	68,340	4b	(109,216)	4b	-		383,044
Equity method investments	-	224,747	185,562	585,233	4b	164,002	4b	-		1,159,544
Deferred tax assets, net	2,315	-	-	-		-		-		2,315
Other non-current assets, net	86,030	29,412	4,189	1,249	4b	(745)	4b	2,000	4e	122,135
Goodwill	-	-	-	747,132	4b	-		-		747,132
Total assets	$1,908,091	$1,027,052	$2,027,661	$936,059		$(1,731,572)		$1,667,065		$5,834,356

Liabilities
Current liabilities
Accounts payable	$21,331	$1,555	$17,830	$-		$-		$-		$40,716
Accrued liabilities	90,352	55,258	25,157	(44,315)	4c	4,209	4h	-		134,870
				4,209	4h
Current portion of long-term debt and short-term debt	-	35,254	702,962	1,394	4b	(702,962)	4e	-		36,648
Current lease liabilities	35,481	-	2,521	-		(19,902)	4b	-		18,100
Due to affiliates	8,980	-	-	-		-		-		8,980
Other current liabilities	35,006	5,178	83,807	(378)	4b	5,428	4b	-		97,440
						(31,601)	4n
Total current liabilities	191,150	97,245	832,277	(39,090)		(744,828)		-		336,754

Long-term debt	1,239,561	444,531	416,746	11,287	4b	(416,746)	4e	1,467,065	4e	3,362,444
								200,000	4e

Non-current lease liabilities	84,323	-	122,029	-		(126,503)	4b	-		79,849
Deferred tax liabilities, net	2,330	-	12,759	84,428	4b, 4g	-		-		99,517
Other long-term liabilities	15,641	8,747	18,529	(8,679)	4b	22,120	4b	-		56,358
Total liabilities	1,533,005	550,523	1,402,340	47,946		(1,265,957)		1,667,065		3,934,922

Mezzanine equity
Preferred capital	-	100,000	-	(100,000)	4c	-		-		-
Convertible share capital	-	23,475	-	(23,475)	4c	-		-		-
Total mezzanine equity	-	123,475	-	(123,475)		-		-		-

Stockholders' equity
Share capital (common shares)	-	23,475	-	(23,475)	4c	-		-		-
Retained losses	-	(131,569)	-	131,569	4c	-		-		-
Common unitholders	-	-	361,912	-		(361,912)	4c	-		-
Preferred unitholders	-	-	132,991	-		(132,991)	4c	-		-
General partner interest	-	-	48,306	-		(48,306)	4c	-		-
Class A common stock	1,746	-	-	314	4d	-		-		2,060

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of December 31, 2020
(in thousands of U.S. dollars)

Additional paid-in capital	594,534	527,324	-	(527,324)	4c	-		-	1,949,514
				1,354,980	4d
Accumulated deficit	(229,503)	-	-	(4,209)	4h	372	4b	-	(237,549)
						(4,209)	4h
Accumulated other comprehensive income (loss)	182	(79,733)	-	79,733	4c	-		-	182
Total stockholders' equity attributable to NFE	366,959	339,497	543,209	1,011,588		(547,046)		-	1,714,207
Non-controlling interest	8,127	13,557	82,112	-		81,431	4b	-	185,227
Total stockholders’ equity	375,086	353,054	625,321	1,011,588		(465,615)		-	1,899,434
Total liabilities and stockholders' equity	$1,908,091	$1,027,052	$2,027,661	$936,059		$(1,731,572)		$1,667,065	$5,834,356

UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT
For the Year Ended December 31, 2020
(in thousands of U.S. dollars)

				Transaction Accounting Adjustments
	Historical NFE	Historical Hygo as Adjusted (2(a))	Historical GMLP as Adjusted (2(b))	Acquisition Adjustments Hygo		Acquisition Adjustments GMLP		Financing Adjustments
					FN		FN		FN	Pro Forma
Revenues
Time charter revenues	$-	$47,295	$284,734	$-		$(8,145)	4k	$-		$323,884
Operating revenue	318,311	-	-	-		-		-		318,311
Other revenue	133,339	37,545	15,992	-		(15,992)	4k	-		170,884
Total revenues	451,650	84,840	300,726	-		(24,137)		-		813,079

Operating expenses
Cost of sales	278,767	-	-	-		(17,902)	4k	-		260,865
Vessel operating expenses	-	16,825	56,509	-		-		-		73,334
Voyage, charter-hire and commission expenses	-	3,624	7,986	-		-		-		11,610
Operations and maintenance	47,581	-	-	-		(8,158)	4k	-		39,423
Selling, general and administrative	124,170	31,244	15,173	4,209	4h	4,209	4h	-		179,199
						194	4k
Contract termination charges and loss on mitigation sales	124,114	-	-	-		-		-		124,114
Depreciation and amortization	32,376	11,262	79,996	1,695	4i	(7,670)	4i	-		117,659
Total operating expenses	607,008	62,955	159,664	5,904		(29,327)		-		806,204

Operating income (loss)	(155,358)	21,885	141,062	(5,904)		5,190		-		6,875

Loss on disposal	-	28,463	-	-		-		-		28,463
Interest expense	65,723	13,268	68,855	(2,496)	4j	(1,164)	4j	79,705	4j	162,944
						(67,374)	4j	6,427	4j
Other expense (income), net	5,005	(8,629)	49,093	-		(8,358)	4m	-		9,759
						(27,352)	4n
Loss on extinguishment of debt, net	33,062	-	-	-		-		-		33,062
Income (loss) before taxes	(259,148)	(11,217)	23,114	(3,408)		109,438		(86,132)		(227,353)
Equity in net earnings (losses) of affiliates	-	(45,880)	11,730	(16,456)	41	-		-		(50,606)
Tax expense (benefit)	4,817	4,762	16,767	-	4g	-	4g	-		26,346
Net income (loss)	(263,965)	(61,859)	18,077	(19,864)		109,438		(86,132)		(304,305)
Net (income) loss attributable to non-controlling interest	81,818	(6,467)	1,119	-		(10,154)	4o	-		66,316
Preferred dividends	-	(11,306)	-	11,306	4f	-		-		-
Net income (loss) attributable to stockholders	$(182,147)	$(79,632)	$19,196	$(8,558)		$99,284		$(86,132)		$(237,989)

Net loss per share – basic and diluted	$(1.71)								4p	$(1.72)

Weighted average number of shares outstanding – basic and diluted	106,654,918								4p	138,027,467

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 – Basis of Presentation

The NFE, Hygo and GMLP historical information have been derived from NFE’s, Hygo’s and GMLP’s audited historical financial statements. Certain of Hygo’s and GMLP’s historical amounts have been reclassified to conform to NFE’s financial statement presentation, as discussed further in Note 2. The pro forma financial statements should be read in conjunction with the separate historical consolidated financial statements and related notes thereto of NFE, Hygo and GMLP. The pro forma balance sheet gives effect to the Mergers as if they had been completed on December 31, 2020. The pro forma income statement give effect to the Mergers as if they had been completed on January 1, 2020.

The Mergers and the related adjustments are described in the accompanying notes to the pro forma financial statements. In the opinion of NFE’s management, all material adjustments have been made that are necessary to present fairly, in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, Amendments to Financial Disclosures About Acquired and Disposed Businesses, as adopted by the SEC on May 21, 2020 (“Article 11”). The pro forma financial statements do not purport to be indicative of the financial position or results of operations of the combined company that would have occurred if the Mergers had occurred on the dates indicated, nor are they indicative of NFE’s future financial position or results of operations.

Transaction Accounting Adjustments

Note 2 – Reclassification Adjustments

The pro forma financial statements have been adjusted to reflect reclassifications of Hygo’s and GMLP’s financial statements to conform to NFE’s financial statement presentation. These adjustments include the following:

(a)	The following reclassifications were made to conform Hygo’s historical financial information to NFE’s presentation:

	As of December 31, 2020 (in thousands of U.S. dollars)
	Hygo Historical	Reclassification Adjustments	Hygo Amounts as Reclassified
Assets
Current assets
Cash and cash equivalents	$48,777	$-	$48,777
Restricted cash	-	37,830	37,830
Restricted cash and short-term deposits	37,830	(37,830)	-
Receivables, net of allowances	-	19,239	19,239
Trade accounts receivable	8,017	(8,017)	-
Prepaid expenses and other current assets, net	-	3,750	3,750
Amounts due from related parties	11,577	(11,577)	-
Other current assets	3,395	(3,395)	-
Total current assets	109,596	-	109,596
Restricted cash	32	-	32
Equity method investments	-	224,747	224,747
Investment in affiliates	224,747	(224,747)	-
Finance leases, net	-	307,660	307,660
Net investment in leased asset	307,660	(307,660)	-
Property, plant and equipment, net	-	355,605	355,605
Vessels and equipment, net	355,605	(355,605)	-
Other non-current assets, net	29,412	-	29,412
Total assets	$1,027,052	$-	$1,027,052

Liabilities
Current liabilities
Current portion of long-term debt and short-term debt	$35,254	$-	$35,254
Accounts payable	-	1,555	1,555
Trade accounts payable	1,551	(1,551)	-
Amounts due to related parties	4	(4)	-
Accrued liabilities	-	55,258	55,258
Accrued expenses	55,258	(55,258)	-
Other current liabilities	5,178	-	5,178
Total current liabilities	97,245	-	97,245
Long-term debt	444,531	-	444,531
Other long-term liabilities	-	8,747	8,747
Other non-current liabilities	8,747	(8,747)	-
Total liabilities	550,523	-	550,523

Mezzanine equity
Preferred capital	100,000	-	100,000
Convertible share capital	23,475	-	23,475
Total mezzanine equity	123,475	-	123,475

Stockholders' equity
Share capital (common shares)	23,475	-	23,475
Additional paid-in capital	527,324	-	527,324
Retained losses	(131,569)	-	(131,569)
Accumulated other comprehensive income (loss)	(79,733)	-	(79,733)
Total stockholders' equity attributable to Hygo	339,497	-	339,497
Non-controlling interest	13,557	-	13,557
Total stockholders’ equity	353,054	-	353,054
Total liabilities, mezzanine equity and stockholders' equity	$1,027,052	$-	$1,027,052

	Year Ended December 31, 2020 (in thousands of U.S. dollars)
	Hygo Historical	Reclassification Adjustments		Hygo Amounts as Reclassified
Revenues
Time charter revenues	$47,295	$-		$47,295
Other revenue	-	37,545	(1)	37,545
Total revenues	47,295	37,545		84,840
Operating expenses
Vessel operating expenses	16,825	-		16,825
Voyage, charter-hire and commission expenses	3,624	-		3,624
Administrative expenses	29,244	(29,244)		-
Selling, general and administrative	-	31,244	(1)	31,244
Depreciation and amortization	11,262	-		11,262
Total operating expenses	60,955	2,000		62,955
Other operating income	3,714	(3,714)		-
Operating income (loss)	(9,946)	31,831		21,885

Non-operating income
Gain on energy derivative instrument	(5,292)	5,292		-
Loss on disposal of asset under development	25,981	(25,981)		-
Loss on disposal of subsidiary	2,482	(2,482)		-
Loss on disposal	-	28,463		28,463

Financial expense (income)
Interest income	(35,872)	35,872	(1)	-
Gain on derivative instrument	(1,180)	1,180		-
Other financial items, net	1,884	(1,884)		-
Interest expense	13,268	-		13,268
Other expense (income), net	-	(8,629)	(1)	(8,629)
Income (loss) before taxes	(11,217)	-		(11,217)
Equity in net earnings (losses) of affiliate	(45,880)	-		(45,880)
Tax expense (benefit)	4,762	-		4,762
Net income (loss)	(61,859)	-		(61,859)
Net (income) loss attributable to non-controlling interest	(6,467)	-		(6,467)
Preferred dividends	(11,306)	-		(11,306)
Net income (loss) attributable to stockholders	$(79,632)	$-		$(79,632)

(1)
Hygo has historically recorded interest income from finance leases and current expected credit losses for finance leases in Interest income, whereas NFE records all income from leases within Other revenue as such interest income is part of NFE’s ongoing central operations; current expected credit losses are recognized within Selling, general and administrative. NFE has reclassified interest income attributable to finance leases of $37,545 to Other revenue, current expected credit losses of $2,000 to Selling, general and administrative, and the remaining interest income of $327 to Other expense (income), net.

(b)	The following reclassifications were made to conform GMLP’s historical financial information to NFE’s presentation

	As of December 31, 2020 (in thousands of U.S. dollars)
	GMLP Historical	Reclassification Adjustments		GMLP Amounts as Reclassified
Assets
Current assets
Cash and cash equivalents	$48,783	$-		$48,783
Restricted cash	-	55,547		55,547
Restricted cash and short-term deposits	55,547	(55,547)		-
Trade accounts receivable	16,466	(16,466)		-
Receivables, net of allowances	-	36,392	(1)	36,392
Current portion of investment in leased vessel, net	2,570	(2,570)		-
Amounts due from related parties	804	(804)		-
Inventory	1,719	-		1,719
Other current assets	20,932	(20,932)	(1)	-
Prepaid expenses and other current assets, net	-	4,380	(1)	4,380
Total current assets	146,821	-		146,821
Restricted cash	129,838	-		129,838
Equity method investments	-	185,562		185,562
Investment in affiliates	185,562	(185,562)		-
Right-of-use assets	-	102,534		102,534
Vessel under finance lease, net	102,534	(102,534)		-
Finance leases, net	-	109,216		109,216
Investment in leased vessel, net	109,216	(109,216)		-
Property, plant and equipment, net	-	1,308,206		1,308,206
Vessels and equipment, net	1,308,206	(1,308,206)		-
Intangible assets, net	41,295	-		41,295
Other non-current assets, net	4,189	-		4,189
Total assets	$2,027,661	$-		$2,027,661

Liabilities
Current liabilities
Current portion of long-term debt and short-term debt	$-	$702,962		$702,962
Current portion of long-term debt	702,962	(702,962)		-
Current lease liabilities	-	2,521		2,521
Current portion of obligation under finance lease	2,521	(2,521)		-
Trade accounts payable	1,766	(1,766)		-
Accounts payable	-	17,830		17,830
Accrued liabilities	-	25,157		25,157
Accrued expenses	25,157	(25,157)		-
Other current liabilities	99,871	(16,064)		83,807
Total current liabilities	832,277	-		832,277
Long-term debt	416,746	-		416,746
Non-current lease liabilities	-	122,029		122,029
Obligation under finance lease	122,029	(122,029)		-
Deferred tax liabilities, net	-	12,759		12,759
Other non-current liabilities	31,288	(31,288)		-
Other long-term liabilities	-	18,529		18,529
Total liabilities	1,402,340	-		1,402,340
Stockholders' equity
Partners' capital	-	-		-
Common unitholders	361,912	-		361,912
Preferred unitholders	132,991	-		132,991
General partner interest	48,306	-		48,306
Total partners' capital	543,209	-		543,209
Non-controlling interest	82,112	-		82,112
Total equity	625,321	-		625,321
Total liabilities and equity	$2,027,661	$-		$2,027,661

(1)
Indemnity amount receivables and other receivables of $19,122 were reclassified from Other current assets to Receivables, net of allowances. The remaining portion of Other current assets, consisting of prepaid expenses of $1,810, was reclassified to Prepaid expenses and other current assets, net.

	Year Ended December 31, 2020 (in thousands of U.S. dollars)
	GMLP Historical	Reclassification Adjustments		GMLP Amounts as Reclassified
Revenues
Time charter revenues	$284,734	$-		$284,734
Other revenue	-	15,992	(1)	15,992
Total revenues	284,734	15,992		300,726
Operating expenses
Vessel operating expenses	56,509	-		56,509
Voyage, charter-hire and commission expenses	-	7,986		7,986
Voyage and commission expenses	7,986	(7,986)		-
Administrative expenses	15,367	(15,367)		-
Selling, general and administrative	-	15,173	(1)	15,173
Depreciation and amortization	79,996	-		79,996
Total operating expenses	159,858	(194)		159,664
Operating income (loss)	124,876	16,186		141,062

Other non-operating income	(661)	661		-

Financial expense
Interest income	(17,354)	17,354	(1)	-
Interest expense	68,855	-		68,855
Losses on derivative instruments, net	51,922	(51,922)		-
Other financial items, net	(1,000)	1,000		-
Other expense (income), net	-	49,093	(1)	49,093
Income (loss) before taxes	23,114	-		23,114
Equity in net earnings (losses) of affiliate	11,730	-		11,730
Tax expense (benefit)	16,767	-		16,767
Net income (loss)	18,077	-		18,077
Net (income) loss attributable to non-controlling interest	1,119	-		1,119
Net income (loss) attributable to stockholders	$19,196	$-		$19,196

(1)
GMLP has historically recorded interest income from finance leases and the current expected credit losses for finance leases in Interest income, whereas NFE records all income from leases within Other revenue as such interest income is part of NFE’s ongoing central operations; current expected credit losses are recognized within Selling, general and administrative. NFE has reclassified interest income of $15,992 attributable to finance leases to Other revenue, the adjustment to reduce current expected credit losses of $194 to Selling, general and administrative, and the remaining interest income of $1,168 to Other expense (income), net.

Note 3 — Preliminary Acquisition Accounting

NFE has determined it is the accounting acquirer for both the Hygo Merger and the GMLP Merger, both of which will be accounted for under the acquisition method of accounting for business combinations in accordance with Accounting Standards Codification 805, Business Combinations ("ASC 805"). The allocation of the preliminary estimated purchase price with respect to the Mergers is based upon management's estimates of and assumptions related to the fair values of assets to be acquired and liabilities to be assumed as of December 31, 2020. The pro forma financial statements have been prepared based on these preliminary estimates, and as such, the final purchase price allocation and the resulting effect on NFE’s financial position and results of operations may differ significantly from the pro forma amounts included herein.

The final purchase price allocation for the business combinations will be performed subsequent to closing and adjustments to estimated amounts or recognition of additional assets acquired or liabilities assumed may occur as more detailed analyses are completed and additional information is obtained about the facts and circumstances that existed as of the closing dates of the Mergers. NFE expects to finalize the purchase price allocation no later than 12 months after completing the Mergers.

The following tables presents the preliminary merger consideration and preliminary purchase price allocation of the assets acquired and the liabilities assumed in the Hygo Merger:

Hygo Preliminary calculation of estimated merger consideration (in thousands of U.S. dollars, except share and per share amounts)
Cash consideration for Hygo Preferred Shares	$180,000
Cash consideration for Hygo Common Shares	400,000
Total cash consideration		$580,000
Shares of NFE Common Stock to be issued to GLNG	18,627,451
Shares of NFE Common Stock to be issued to Stonepeak	12,745,098
Shares of NFE Common Stock to be issued to existing Hygo Common Shareholders	31,372,549
Price per share of NFE Common Stock[1]	$43.20
Merger consideration to be paid in shares of NFE Common Stock		1,355,294
Preliminary fair value of estimated total Hygo Merger consideration		$1,935,294

(1)
NFE share price is as of the close of business on March 12, 2021. The actual value of NFE Common Stock to be issued in the Hygo Merger will depend on the market price of shares of NFE Common Stock on the closing date of the Hygo Merger. A 35 percent increase or decrease in the closing price per share of NFE Common Stock, as compared to the March 12, 2021 closing price of $43.20, would increase or decrease the purchase price by approximately $474,353, assuming all other factors are held constant.

Hygo (in thousands of U.S. dollars)	As of December 31, 2020
Assets Acquired
Cash and cash equivalents	$48,777
Restricted cash	37,862
Receivables, net of allowances	19,239
Prepaid expenses and other current assets, net	3,750
Property, plant and equipment, net	397,520
Finance leases, net	376,000
Equity method investments	809,980
Construction in progress	72,190
Other non-current assets, net	30,661
Total assets to be acquired:	$1,795,979
Liabilities Assumed
Accounts payable	$1,555
Accrued liabilities	10,943
Current portion of long-term debt and short-term debt	36,648
Other current liabilities	4,800
Long-term debt	455,818
Deferred tax liabilities, net	84,428
Other long-term liabilities	68
Total liabilities to be assumed:	594,260
Non-controlling interest	13,557
Net assets to be acquired:	1,188,162
Goodwill	$747,132

The following tables presents the preliminary merger consideration and preliminary purchase price allocation of the assets acquired and the liabilities assumed in the GMLP Merger:

GMLP
Preliminary calculation of GMLP Merger consideration (in thousands of U.S. dollars, except share and per share amounts)
Cash consideration for GMLP Common Units	$251,000
Cash consideration for GMLP General Partner	5,099
Estimated repayment of GMLP's debt (including prepayment penalties and accrued interest)	1,152,000
Preliminary fair value of estimated total GMLP Merger consideration	$1,408,099

GMLP (in thousands of U.S. dollars)	As of December 31, 2020
Assets Acquired
Cash and cash equivalents	$48,783
Restricted cash	66,930
Receivables, net of allowances	20,292
Inventory	1,719
Prepaid expenses and other current assets, net	1,810
Property, plant and equipment, net	1,208,130
Intangible assets, net	56,600
Equity method investments	349,564
Other non-current assets, net	3,444
Total assets to be acquired:	$1,757,272
Liabilities Assumed
Accounts payable	$17,830
Accrued liabilities	25,157
Other current liabilities	89,235
Deferred tax liabilities, net	12,759
Other long-term liabilities	40,649
Total liabilities to be assumed:	185,630
Non-controlling interest	163,543
Net assets to be acquired:	1,408,099
Goodwill	$-

Note 4 — Transaction Accounting Adjustments – Acquisition and Financing
In addition to the reclassification adjustments in Note 2,  the pro forma financial statements reflect adjustments to the historical book values of Hygo and GMLP including: adjustments to their preliminary estimated fair values in accordance with the acquisition method of accounting, the estimated closing price to be paid by NFE for the Hygo Common Shares, Hygo Preferred Shares and Common Units of GMLP, the assumption of Hygo’s debt, the refinancing of GMLP’s debt as a result of change of control provisions associated with the Merger and estimated direct transaction costs. These pro forma adjustments are presented below.

(a)	Adjustment to recognize the cash paid as part of the merger consideration to acquire outstanding interests of Hygo and GMLP.

Description (in thousands of U.S. dollars)	As of December 31, 2020
Cash paid to Hygo Shareholders	$580,000
Cash paid to GMLP Shareholders	251,000
Cash paid to acquire GMLP General Partner	5,099

(b)
The adjustments to fair value as a result of purchase price allocation and elimination of assets and liabilities resulting from transactions in connection with the Mergers, including transactions between GMLP and NFE (the amounts below represent changes; refer to Note 3 for preliminary fair values).

	As of December 31, 2020
Description (in thousands of U.S. dollars)	Hygo	GMLP
Receivables, net of allowances	$-	$(16,100)
Restricted cash	-	(118,455)
Prepaid expenses and other current assets, net	-	(2,570)
Property, plant and equipment, net[1]	41,915	(100,076)
Intangibles, net[2]	-	15,305
Equity method investments[3]	585,233	164,002
Right-of-use assets[4]	-	(124,017)
Finance leases, net[4,5]	68,340	(109,216)
Construction in progress[6]	72,190	-
Other non-current assets, net	1,249	(745)
Goodwill	747,132	-
Current portion of long-term debt and short-term debt	1,394	-
Current lease liabilities	-	(19,902)
Other current liabilities	(378)	5,428
Non-current lease liabilities	-	(126,503)
Deferred tax liabilities, net	84,428	-
Long-term debt	11,287	-
Other long-term liabilities	(8,679)	22,120
Non-controlling interest	-	81,431
Accumulated deficit	-	372

NFE obtained a third-party independent valuation to assist in determination of preliminary fair values of assets acquired and liabilities assumed in the Mergers, including property, plant and equipment, intangible assets, equity method investments, finance leases and construction in progress.  The following estimated fair values are determined using standard generally accepted appraisal practices and valuation procedures:
(1)
The property, plant and equipment acquired in both the Hygo Merger and the GMLP Merger primarily consists of vessels, with estimated fair values of $1,589,000. The fair value of vessels is determined using a combination of cost and income approaches. Vessels have estimated remaining useful lives of 10 to 34 years.

(2)
The identifiable intangible assets acquired consist of favorable contracts, with estimated fair values of $56,600. The fair value of intangible assets is determined using the income approach and are amortized straight-line over estimated useful lives of 2 to 5 years.

(3)
The equity method investments acquired consist of Hygo’s and GMLP’s existing interest in certain entities which are accounted for under the equity method of accounting with total estimated fair values of $1,159,544. The fair values of equity method investments acquired are determined by applying the income approach.

(4)	Adjustments to Right-of-use assets and Finance Leases, net include eliminations of lease transactions between GMLP and NFE and other transactions as a result of the GMLP Merger.
(5)
Finance leases, net acquired consist of a Hygo bareboat charter agreement which is accounted for by Hygo as a sales-type lease with an estimated fair value of $376,000. The fair value of Finance leases, net is determined using a combination of income and cost approaches.

(6)
The construction in progress assets acquired consist of project development costs with estimated fair values of $72,190. The fair value of project development costs is determined using the income approach. Project development costs are not amortized while in the development phase.

(c)	Reflects the elimination of Hygo’s and GMLP’s historical equity balances and related balances in accordance with the acquisition method of accounting.

(d)	Reflects the issuance of NFE Common Stock to Hygo Shareholders as consideration for the Hygo Merger.

As of December 31, 2020
Description (in thousands of U.S. dollars)	Hygo
Shares of NFE to be issued to Hygo Shareholders (Class A Common Stock)	$314
Shares of NFE to be issued to Hygo Shareholders (APIC)	1,354,980
Pro forma adjustment for shares issued and to be issued[1]	$1,355,294

(1)	Reflects the value of 31,372,549 shares of NFE Common Stock to be issued to Hygo Shareholders based on the closing stock price on March 12, 2021.

(e)
In connection with its entry into the GMLP Merger Agreement and the Hygo Merger Agreement, NFE obtained financing commitments to pay a portion of the cash purchase price in connection with the GMLP Merger, to refinance certain debt of GMLP and its subsidiaries and to pay fees and expenses. The proceeds from this committed financing are expected to be made available under a senior secured bridge term loan facility in an aggregate principal amount of $1.5 billion (“Bridge Loan”). If NFE utilizes this financing, the Bridge Loan will bear a fixed interest rate of 6.25%, subject to a step-up of 50 basis points every three months. The Bridge Loan will have a one-year term and will be pre-payable without penalty. The Bridge Loan shall automatically be converted into a seven-year term loan if it is not repaid in full by maturity.

NFE expects to issue senior secured notes (“Senior Secured Notes”) in the amount of $1.5 billion pursuant to Rule 144A and/or Regulation S prior to closing the GMLP Merger, and as such, NFE is not expected to draw upon the Bridge Loan. Based on the market for NFE’s current senior secured notes, NFE expects to issue such notes at a rate of approximately 5% per annum. NFE expects to incur financing fees of $32,935, including 1% of the aggregated principal amount of the Senior Secured Notes, 1% of the aggregated principal amount of the Bridge Loan, and other fees. The pro forma adjustment assumes the redemption of certain GMLP debt from an expected issuance of long-term Senior Secured Notes at this rate, and as such, all financing has been considered as long-term debt for transaction adjustment purposes

NFE has also obtained a commitment for a revolving credit facility (“Revolving Credit Facility”) consisting of up to $200 million in financing that bears an interest rate based on 3 month London Interbank Offered Rate (“LIBOR”) plus certain margins. NFE will be charged with a 1% commitment fee based on the $200 million committed financing amount.

(f)	Pro forma adjustment to eliminate the income statement impact of Hygo’s preferred dividends of $11,306 for the year ended December 31, 2020.

(g)
Given Hygo’s and GMLP’s history of net losses, both Hygo and GMLP have recorded valuation allowances to reduce deferred tax assets, net to the amount that is more likely than not to be realized. As a result, a statutory tax rate of 0% was assumed, and the pro forma adjustments to the pro forma income statement included no additional income tax adjustments.

The adjustment to reflect the pro forma impact on Deferred tax liabilities, net is included in Note 4(b). The adjustment reflects the preliminary estimate of deferred income taxes resulting from the fair value adjustments related to certain assets and liabilities of a foreign equity method investment, based on the estimated statutory tax rate of 15.25%.

(h)
Reflects the accrual of estimated transaction costs related to the Mergers that have not been reflected in the historical financial statements including, among others, fees paid for financial advisors, legal services and professional accounting services. The costs are reflected in the condensed combined pro forma balance sheet as of December 31, 2020 as an increase to Accrued liabilities and an increase to Accumulated deficit, and in the condensed combined pro forma income statement for the year ended December 31, 2020, within Selling, general and administrative, as the pro forma income statement has been prepared giving effect to the Mergers as if they had been consummated on January 1, 2020.

	As of December 31, 2020
Description (in thousands of U.S. dollars)	Hygo	GMLP
Transaction costs associated with the Merger	$4,209	$4,209

(i)
Reflects the pro forma adjustments to Depreciation and amortization based on the preliminary purchase price allocation of estimated fair value of the property, plant and equipment and intangible assets acquired, as described in Note 4(b).

	Year ended December 31, 2020
Description (in thousands of U.S. dollars)	Hygo	GMLP
Pro forma depreciation	$12,957	$61,533
Pro forma amortization	-	10,793
Less historical Depreciation and amortization	(11,262)	(79,996)
Pro forma adjustment to Depreciation and amortization	$1,695	$(7,670)

(j)	Reflects the following pro forma adjustments related to interest expense for the year ended December 31, 2020.

	Year ended December 31, 2020
Description (in thousands of U.S. dollars)	Hygo	GMLP	Financing
Elimination of historical interest expense of GMLP debt repaid in the Mergers	$-	$(67,374)	$-
Interest expense of Senior Secured Notes[1]	-	-	79,705
Interest expense of Revolving Credit Facility[2]	-	-	6,427
Change in interest expense resulting from the preliminary allocation of purchase price	(2,496)	-	-
Elimination of finance lease	-	(1,164)	-

(1)
The Bridge Loan will bear an initial fixed interest rate of 6.25% per annum. The interest rate increases over time based on a predetermined schedule and is capped at 7.75% per annum. NFE plans to issue Senior Secured Notes prior to the closing of the GMLP Merger at a rate of approximately 5% per annum and do not require financing under the Bridge Loan. Therefore, for the purpose of this pro forma adjustment, an interest rate of 5% per annum is applied. Expected financing costs are amortized over the expected term of the financing.

A 1/8 of a percentage point change in the 5% per annum interest rate assumed in a future debt issuance in the near term would result in a change in interest expense of approximately $1,875 for the year ended December 31, 2020.

(2)
Represents the net increase to interest expense resulting from interest on the Revolving Credit Facility that bears an interest rate based on the 3 month LIBOR plus certain margins, and the amortization of the commitment fee over the expected life of the Revolving Credit Facility.

A 1/8 of a percentage point increase or decrease in the benchmark rate would result in a change in interest expense of approximately $250 for the year ended December 31, 2020.

(k)	Adjustments to eliminate the revenues and expenses related to transactions between NFE and GMLP.

(l)	Reflects the adjustments to Equity in net earnings (losses) of affiliate due to the basis adjustment of the debt, property, plant and equipment, and intangibles held by the equity method investments.

(m)
Reflects the pro forma adjustments to Other expense (income), net due to the amortization of the fair value adjustment of a financial guarantee assumed by NFE.  The fair value of such financial guarantee is determined using the expected losses approach.

(n)
NFE plans to settle interest rate swaps associated with GMLP debt that has been extinguished as part of the GMLP Merger.  The following pro forma adjustments reflect such settlement, as if it had occurred on January 1, 2020.

Year ended December 31, 2020
Description (in thousands of U.S. dollars)	GMLP
Other expense (income), net	$(27,352)

As of December 31, 2020
Description (in thousands of U.S. dollars)	GMLP
Cash	$(14,661)
Restricted cash (current)	(16,940)
Other current liabilities	(31,601)

(o)
Reflects the adjustments to the Net (income) loss attributable to non-controlling interest due to: changes to the values of assets held by one of GMLP’s consolidated variable interest entities, the extinguishment of a sales leaseback financing arrangement with another of GMLP’s variable interest entities as part of the GMLP Merger (refer to FN 4(e)), and the income attributable to GMLP Preferred Units, which will not be acquired by NFE .

Year ended December 31, 2020
Description (in thousands of U.S. dollars)	GMLP
Non-controlling interest income resulting from change in basis	$(1,599)
Elimination of a non-controlling interest	3,554
Income attributable to GMLP Preferred Units	(12,109)
Net (income) loss attributable to non-controlling interest	$(10,154)

(p)
The pro forma merger adjustments to NFE Common Stock and basic and diluted earnings per share are summarized below. See Hygo Merger Consideration in Note 3 for additional details on shares to be issued.

Description (in thousands of U.S. dollars, except share and per share amounts)	Year ended December 31, 2020
Numerator
Basic and diluted combined pro forma net income (loss) attributable to stockholders	$(237,989)
Denominator
Historical basic and diluted weighted average NFE shares outstanding	106,654,918
Shares of NFE Common Stock issued and to be issued[1]	31,372,549
Pro forma basic and diluted weighted average NFE shares outstanding	138,027,467
Pro forma basic and diluted net income (loss) per share attributable to NFE common shareholders	$(1.72)

(1)	Includes 31,372,549 shares of NFE Common Stock to be issued to Hygo Shareholders as consideration, as if the issuances had occurred on January 1, 2020.